As filed with the Securities and Exchange Commission on July 26, 2018.
Registration No. 333-219440

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

Post-Effective Amendment No. 1 to
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

British American Tobacco p.l.c.
(Exact Name of Registrant as Specified in Its Charter)

England and Wales	98-0207762
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Globe House
4 Temple Place
London WC2R 2PG
United Kingdom
+44 (0) 20 7845 1000
(Address of Principal Executive Offices, Including Zip Code)

Reynolds American Inc. Amended and Restated 2009 Omnibus Incentive Compensation Plan
RAI 401k Savings Plan
(Full Title of the Plans)

Puglisi & Associates
850 Library Avenue
Suite 204
Newark, DE 19711
(302) 738-6680
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Alyssa K. Caples
Cravath, Swaine & Moore LLP
CityPoint
One Ropemaker Street
London EC2Y 9HR, United Kingdom
+44 (0) 20 7453 1000

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (File No. 333-219440) (the “Registration Statement”) of British American Tobacco p.l.c. (“BAT” or the “Registrant”) amends Item 3 of Part II to add certain additional information to such Item.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following sentence is added after the last sentence of the last paragraph in Item 3 in the Registration Statement:

Reports on Form 6-K that BAT furnishes to the Commission will only be deemed incorporated by reference into this Registration Statement if such Report on Form 6-K so states that it is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of London, England on July 26, 2018.

BRITISH AMERICAN TOBACCO P.L.C.

By:	/s/ Paul McCrory
Name: Paul McCrory
Title: Company Secretary

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 has been signed by the following persons in the capacities indicated below on July 26, 2018.

Name	Title

*
Name: Richard Burrows	Chairman

*
Name: Nicandro Durante	Executive Director – Chief Executive (Principal Executive Officer)

*
Name: John Benedict Stevens	Executive Director – Finance Director (Principal Financial and Accounting Officer)

*
Name: Kieran Poynter	Non-Executive Director

*
Name: Susan Farr	Non-Executive Director

*
Name: Dr. Marion Helmes	Non-Executive Director

*
Name: Savio Kwan	Non-Executive Director

Name	Title

*
Name: Dimitri Panayotopoulos	Non-Executive Director

* Paul McCrory, the undersigned attorney-in-fact, by signing his name hereto, does hereby sign and execute this Post-Effective Amendment to the Registration Statement on behalf of the above indicated directors and officers of the Registrant pursuant to a power of attorney filed with the Commission.

/s/ Paul McCrory
By:	Name :	Paul McCrory	Attorney-in-Fact

AUTHORIZED REPRESENTATIVE

/s/ Donald J. Puglisi
By:	Name :	Donald J. Puglisi	Authorized Representative in the United States
Managing Director
Puglisi & Associates

Pursuant to the requirements of the Securities Act of 1933, the trustee (or other person who administers the RAI 401k Plan) has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winston-Salem, State of North Carolina, on July 26, 2018.

RAI 401K SAVINGS PLAN

By:	/s/ Constantine E. Tsipis
Name: Constantine E. Tsipis
Title: Secretary, RAI Employee Benefits Committee

EXHIBIT INDEX

Exhibit Number	Description

24.1	Power of Attorney incorporated by reference to the Power of Attorney appearing on the signature page of the Registrant’s Registration Statement on Form S-8 (Registration No. 333-219440).